Exhibit 99.(e)(18)

SEVENTEENTH AMENDMENT TO

DISTRIBUTION AGREEMENT

This Seventeenth Amendment (the “Amendment”) to the Distribution Agreement (the “Agreement”) dated March 1, 2018 by and between American Beacon Funds and American Beacon Select Funds, each a Massachusetts business trust that acts as an open-end investment company (the “Client”), and Resolute Investment Distributors, Inc., a Delaware corporation (“Resolute”) is entered into as of January 31, 2023 (the “Effective Date”).

The attached amended and restated Schedule 1 to:

1)	Remove the American Beacon Mid-Cap Value Fund and,
2)	Change the name of:
a)	American Beacon Frontier Markets Income Fund to American Beacon Developing World Income Fund,
b)	American Beacon Sound Point Floating Rate Income Fund to American Beacon FEAC Floating Rate Income Fund, and
c)	American Beacon Tocqueville International Value Fund to the American Beacon EAM International Small Cap Fund

is hereby incorporated into the Agreement, as amended, on behalf of each Fund of a Trust listed on Schedule 1 hereto, as may be amended from time to time (each, a “Fund”), and supersedes any prior Schedule 1 to the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

AMERICAN BEACON FUNDS
AMERICAN BEACON SELECT FUNDS

By:	/s/Jeffrey K. Ringdahl
Jeffrey K. Ringdahl
President

RESOLUTE INVESTMENT DISTRIBUTORS, INC.

By:	/s/Jeffrey K. Ringdahl
Jeffrey K. Ringdahl
President & CEO

DISTRIBUTION AGREEMENT

Amended and Restated Schedule 1

Funds and Classes of the Client

As of January 31, 2023

Funds	Classes
American Beacon Funds
AHL Managed Futures Strategy Fund	R5, Investor, A, C, Y
AHL TargetRisk Fund	R5, Investor, A, C, Y
AHL TargetRisk Core Fund	A, C, Y, R6
ARK Transformational Innovation Fund	R5, Investor, A, C, Y, R6
Balanced Fund	R5, Investor, Advisor, A, C, Y
Bridgeway Large Cap Growth Fund	R5, Investor, A, C, Y, R6
Bridgeway Large Cap Value Fund	R5, Investor, A, C, Y, R6
Developing World Income Fund	R5, Investor, A, C, Y
Garcia Hamilton Quality Bond Fund	R5, Investor, Y, R6
International Equity Fund	R5, Investor, Advisor, A, C, Y, R6
Large Cap Value Fund	R5, Investor, Advisor, A, C, Y, R6
NIS Core Plus Bond Fund	A, C, Y, R6
Shapiro Equity Opportunities Fund	R5, Investor, A, C, Y
Shapiro SMID Cap Equity Fund	R5, Investor, A, C, Y, R6
SiM High Yield Opportunities Fund	R5, Investor, A, C, Y
Small Cap Value Fund	R5, Investor, Advisor, A, C, Y, R6
FEAC Floating Rate Income Fund	R5, Investor, A, C, Y, SP
SSI Alternative Income Fund	R5, Investor, Y
Stephens Mid-Cap Growth Fund	R5, Investor, A, C, Y, R6
Stephens Small Cap Growth Fund	R5, Investor, A, C, Y, R6
The London Company Income Equity Fund	R5, Investor, A, C, Y, R6
EAM International Small Cap Fund	R5, Investor, Y
TwentyFour Sustainable Short Term Bond Fund	A, C, Y, R6
TwentyFour Strategic Income Fund	R5, Investor, A, C, Y
Zebra Small Cap Equity Fund	R5, Investor, A, C, Y
American Beacon Select Funds
U.S. Gov’t. Money Market Select Fund	Select